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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------


                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          November 24, 1998
                                                --------------------------------

                   LEVEL ONE COMMUNICATIONS, INCORPORATED
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             (Exact name of registrant as specified in charter)


         California                 0-22068           33-0128224
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(State or other jurisdiction      (Commission        (IRS Employer
     of incorporation)            File Number)     Identification No.)


9750 Goethe Road, Sacramento, CA                                        95827
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (916) 855-5000
                                                   -----------------------------


                               NOT APPLICABLE
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       (Former name or former address, if changed since last report.)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On November 24, 1998 (the "Closing Date"), pursuant to an Agreement and Plan of Reorganization dated as of November 9, 1998 (the "Merger Agreement"), by and between Level One Communications, Incorporated, a California corporation ("Level One"), Thunderhill Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Level One ("Merger Sub"), and Jato Technologies, Inc., a Delaware corporation ("Jato"). Level One acquired Jato by means of a statutory merger (the "Merger") of Merger Sub with and into Jato with Jato being the surviving corporation in the Merger. As a result of the Merger, Jato became a wholly owned subsidiary of Level One on the Closing Date. Merger Sub was formed solely for the purpose of effecting the Merger.

     Pursuant to the Merger Agreement and at the Closing Date, an aggregate of approximately 3,037,875 shares of Level One Common Stock were (i) issued in exchange for all of the issued and outstanding Jato common stock and (ii) reserved for issuance upon exercise of all unexpired and unexercised stock options to acquire Jato common stock (which were assumed by Level One in the Merger). Each outstanding share of Jato common stock was converted into the right to receive .458733 (the "Exchange Ratio") of a share of Level One Common Stock. All outstanding options to purchase Jato common stock outstanding immediately prior to the Merger were assumed by Level One. Each such option became exercisable for that number of shares of Level One Common Stock equal to the product of (a) the Exchange Ratio and (b) the number of shares of Jato common stock subject to such option immediately prior to the Merger. The per share exercise price of each such option was adjusted to equal the quotient of
(x) the per share exercise price of such option immediately prior to the Merger divided by (y) the Exchange Ratio, such that the aggregate exercise price of each option assumed by Level One remained equal to the aggregate exercise price of each such option immediately prior to the Merger.

     The consideration paid by Level One for the outstanding common stock and options of Jato pursuant to the Merger Agreement was determined pursuant to arms' length negotiations and took into account various factors concerning the valuation of the business of Jato and Level One Common Stock.

     Jato is located in Austin, Texas. Jato is a silicon provider of high performance, multi-speed Gigabit Ethernet controller technology and has recently commenced initial shipments of their first product.

          Reference is hereby made to the Merger Agreement filed herewith as an exhibit for a more complete description of the terms and conditions of the Merger.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESSES BEING ACQUIRED.

             Not applicable.

         (b) PRO FORMA FINANCIAL INFORMATION.

             Not applicable.

         (c) EXHIBITS.

             2.1 Agreement and Plan of Reorganization dated as of November 9, 1998.

             2.2 Certificate of Merger dated November 24, 1998, filed with the Secretary of State of the State of Delaware on November 24, 1998.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 9, 1998                  LEVEL ONE COMMUNICATIONS,
                                        INCORPORATED


                                        /s/ John Kehoe
                                        --------------
                                        John Kehoe
                                        Senior Vice President and
                                        Chief Financial Officer
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                                 EXHIBIT INDEX


Exhibit Number             Description of Document                Sequentially
                                                                  Numbered Page

2.1 Agreement and Plan of Reorganization dated as of November 9, 1998.

2.2 Certificate of Merger dated November 24, 1998, filed with the Secretary of State of the State of Delaware on November 24, 1998.